As filed  with the  Securities  and  Exchange  Commission  on January  24,  2003
                                                     Registration No. 333-100417



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             SMARTSERV ONLINE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                           13-3750708
------------------------------                         -------------------------
(State or other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)


                           Richard D. Kerschner, Esq.
                    Senior Vice President and General Counsel
                             SmartServ Online, Inc.
                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                              Michael J. Shef, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288
                               ------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================

                                                              Proposed           Proposed
        Title of Each Class                 Amount             Maximum            Maximum
       of Securities to be                  to be          Offering Price        Aggregate             Amount of
            Registered                  Registered (1)        per Share        Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share, issuable upon exercise of
warrants                                    64,995             $.85                $55,245.75          $5.08(3)
---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per
share                                       22,532             $1.48(2)            $33,347.36          $3.07(3)
=====================================================================================================================




(1) Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the closing bid and asked price reported on the Nasdaq SmallCap Market on January 22, 2003.
(3)  Previously paid


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED JANUARY 24, 2003


The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


PROSPECTUS

                             SmartServ Online, Inc.

                          87,527 Shares of Common Stock


o The selling stockholders are offering to sell 87,527 shares of common stock, of which 64,995 are issuable upon exercise of warrants.

o    We will not receive any proceeds from the offering of common stock.

o Our common stock is traded and quoted on the Nasdaq SmallCap Market under the symbol "SSOL." On January 22, 2003, the last reported bid price of our common stock was $1.45 and the last reported asked price was $1.51 .



     The address and telephone number of SmartServ's principal executive offices are:

                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950

SmartServ is also registering 7,027,296 shares of common stock and shares of common stock issuable upon the exercise of warrants on a separate Registration Statement on Form S-3 (333-100193). The concurrent registration of the 7,027,296 shares of common stock and shares of common stock issuable upon exercise of warrants should not affect the shares registered pursuant to this prospectus.

The securities offered hereby involve a high degree of risk. You should carefully consider the factors described under the caption "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                         ------------------------------
                The date of this Prospectus is January ___, 2003

                                Table of Contents

                                                                            Page


Summary of Prospectus..........................................................3
Risk Factors...................................................................4
Special Information About Forward Looking Statements...........................9
The Company...................................................................10
Recent Developments...........................................................10
Use of Proceeds...............................................................10
Selling Stockholders..........................................................11
Plan of Distribution..........................................................12
Indemnification of Directors and Officers.....................................14
Where You Can Find More Information About Us..................................15
Legal Matters.................................................................16
Experts.......................................................................16

                              SUMMARY OF PROSPECTUS

You  should  read  the  following   summary  together  with  the  more  detailed
information contained in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any documents incorporated by reference carefully before purchasing SmartServ common stock.

SUMMARY OF THE COMPANY

         SmartServ commenced operations on August 20, 1993, and had its initial public offering on March 21, 1996. We offer wireless applications, development, and hosting services that allow enterprises, wireless carriers and financial services firms to deliver content to their work forces and customers. Our products deliver proprietary information, as well as delayed and real-time financial market data, business and financial news, national weather reports and other business and entertainment information in a user-friendly manner.

         We deliver mobile data solutions designed to generate additional revenue, increase operating efficiency, and extend brand awareness for wireless carriers, enterprises and content providers. We offer standard and custom-built applications designed for a vast array of wireless platforms and devices. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) architecture, WAP and SMS, as well as RIM Blackberry and Pocket PC devices.

         Our plan of operation focuses on licensing our applications and related services to wireless carriers and financial services firms. For wireless carriers, we deliver data and branded content that can increase wireless data revenue and customer retention. For financial services firms, we offer solutions that can increase productivity and customer retention through the mobile delivery of proprietary data, as well as market data and other useful content. Management believes that SmartServ's primary source of revenues will be derived from revenue-share licensing contracts with its wireless carrier and financial services customers.

         Due to the substantial expenses and negative cash flows from operations that we have incurred, our auditors, in their report contained in our December 31, 2001 financial statements, have indicated that there is substantial doubt about our ability to continue as a going concern. Although the Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, unless we are able to increase revenue and raise additional capital from investors, we may not be able to support our operations for an extended period of time.

SELECTED FINANCIAL DATA

         The selected financial data presented below have been derived from and should be read in conjunction with the financial statements of the Company incorporated by reference herein (See "Where you can find more information about us" on page 15).


   (In thousands)          Nine Months Ended            Year Ended           Six Months
                             September 30,             December 31,      Ended December 31,       Year Ended June 30,
                     ------------------------------  ---------------  ---------------------- -----------------------------
                          2002            2001             2001               2000              2000            1999
                     -------------    -------------  ---------------  ------------------------------------  --------------
                               (unaudited)

Revenue              $         146   $       3,273   $        3,298     $        2,232     $        3,696    $       1,444
Net Income (Loss)    $      (4,833)  $     (10,354)  $      (14,820)    $        2,938     $      (30,994)   $      (7,124)
Accumulated Deficit  $ (69,655,266)  $ (60,356,051)  $  (64,821,833)    $  (50,001,973)    $  (52,939,564)   $ (21,946,005)


                                  RISK FACTORS

BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THE PURCHASE OF OUR COMMON STOCK. YOU SHOULD
CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND ALL DOCUMENTS INCORPORATED BY REFERENCE, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE UNDER "WHERE YOU CAN FIND MORE INFORMATION ABOUT US".

WE HAVE A HISTORY OF LOSSES AND IF WE DO NOT ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS

SmartServ has, since its inception, incurred substantial recurring operating losses, including a net loss of $4,833,433 for the nine month period ended September 30, 2002, a net loss of $14,819,860 for the year ended December 31, 2001, and net losses of $30,993,559 and $7,124,126 for the years ended June 30, 2000 and 1999, respectively. Additionally, we had an accumulated deficit of $69,655,266 at September 30, 2002. We have incurred substantial expenses and commitments and continue to have negative cash flows from operations. We currently use approximately $675,000 per month to sustain our operations. We can give no assurance that we will be able to generate sufficient revenues or raise additional capital on satisfactory terms to support our operations.

OUR AUDITORS HAVE INDICATED THAT THERE IS SUBSTANTIAL DOUBT ABOUT SMARTSERV'S ABILITY TO CONTINUE AS A GOING CONCERN

Due to the substantial expenses and negative cash flows from operations that we have incurred, our auditors, in their report contained in our December 31, 2001 financial statements, have indicated that there is substantial doubt about our ability to continue as a going concern. Although SmartServ's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, unless we are able to increase revenue, raise substantial capital from investors, or both, we may not be able to support our operations for an extended period of time. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. The conditions cited by our auditors may adversely affect the willingness of potential clients and investors to do business with or invest in us.

WE MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND VOLATILITY OF OUR COMMON STOCK

We were recently moved from the Nasdaq National Market to the Nasdaq SmallCap Market. While we currently satisfy the Nasdaq SmallCap listing requirements, we cannot guarantee that we will be successful in remaining listed on the Nasdaq SmallCap Market. Delisting from the Nasdaq SmallCap Market could require us to move our common stock to the OTC Bulletin Board. The move to the OTC Bulletin Board would decrease the number of investors willing to trade in our common stock, and therefore could decrease the liquidity and trading volume of our common stock and reduce the number of market makers willing to trade in our stock, making it likely that wider fluctuations in the quoted price of our common stock would occur. As a result, there is a risk that stockholders will not be able to obtain price quotes that reflect the actual value of our common stock. Increases in the volatility of our common stock due to the decreased number of individuals willing to trade in it could also make it more difficult to pledge the common stock as collateral, if stockholders sought to do so, because a lender might be unable to accurately value the common stock.

If we are delisted from the SmallCap market, we may become subject to the SEC's penny stock rules. Penny stocks are securities with a price of less than $5.00 per share, other than securities that are registered on certain national securities exchanges, that are quoted on Nasdaq or that meet certain conditions. The penny stock rules require delivery, by a broker-dealer prior to any transaction in a penny stock, of a disclosure schedule about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. The rules also require that broker-dealers send monthly statements disclosing recent price information for each penny stock held in the account and information on the limited market in penny stocks. Because of the burden placed on broker-dealers to comply with the penny stock rules, if we are delisted from Nasdaq and become subject to the penny stock rules, stockholders may have difficulty selling our common stock in the open market.

IN THE PAST WE GENERATED REVENUES PRIMARILY FROM ONE LICENSING AGREEMENT THAT HAS BEEN TERMINATED

Our revenues in the last two years were generated primarily from a licensing agreement with Data Transmission Network Corporation. The licensing agreement terminated on August 31, 2001. Since that time we have been unable to replace the revenues lost by the termination of the agreement with Data Transmission Network Corporation. Our revenues have declined from $3,273,000 in the nine months ended September 30, 2001 to $146,500 in the nine months ended September 30, 2002. In order for SmartServ's financial condition to improve, we will need to enter into new licensing agreements to replace the lost revenues and existing agreements will have to produce greater revenues. We can give no assurance that our current or future license agreements will generate sufficient revenues to support our operations.

SUBSTANTIALLY ALL OF OUR CURRENT REVENUE COMES FROM ONE CUSTOMER, SALOMON SMITH BARNEY, AND THE LOSS OF SUCH CUSTOMER WOULD ADVERSELY AFFECT OUR REVENUES



95.1% of our revenues were generated through our licensing arrangement with Salomon Smith Barney for the nine months ended September 30, 2002. If the licensing agreement with Salomon Smith Barney were terminated, our revenues would be adversely affected. We anticipate that, in the future, our results from operations will depend upon numerous factors including the introduction and market acceptance of new products and services, execution of new licensing agreements, establishing alliances with strategic marketing partners, competition and the regulatory environment. We anticipate that our results from operations for the immediate future will continue to depend to a significant extent upon revenues from a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. Our failure to obtain a sufficient number of additional customers would adversely affect our results of operations.


OUR BUSINESS DEPENDS UPON REVENUE-SHARE AGREEMENTS WITH CARRIERS AND ENTERPRISE CUSTOMERS AND SUCH REVENUES MAY NOT MATERIALIZE

We intend to sell our products and services primarily by entering into non-exclusive agreements with carriers and enterprise customers who would promote such products and services to their subscribers, employees and clients. Our success will depend on:

         o our ability to continue to enter into these agreements with carriers and enterprise customers;
         o  the ultimate success of these carriers and enterprise customers; and
         o their ability to successfully market, sell and generate revenues from our products and services.

Our failure to successfully maintain these relationships or the failure of our customers to develop and sustain a market for our products and services would have a material adverse affect on our overall performance.

WE INSTITUTED A REALIGNMENT OF OUR INFRASTRUCTURE AND COST REDUCTION PROGRAM, WHICH MAY LIMIT OUR ABILITY TO EFFECTIVELY COMPETE IN THE FUTURE


In May 2002, we commenced an effort to realign our infrastructure and related overhead to correlate with reductions in projected revenue. As part of this effort, we closed our United Kingdom and Hong Kong sales offices and downsized domestic operations through staff and other cost reductions to a level sufficient to support our projected operations through the remainder of 2002. Personnel have been reduced from 66 in May to 44 in January 2003. The closure of our sales offices in the United Kingdom and Hong Kong and the overall reduction in staff may prevent us from effectively competing in markets overseas. Additionally, if the economy improves, our staff reductions may prevent us from fully exploiting opportunities in the United States. Our inability to compete and take advantage of opportunities may prevent us from generating sufficient revenues to support our operations.


THE MARKET FOR OUR BUSINESS IS IN THE DEVELOPMENT STAGE AND MAY NOT ACHIEVE THE GROWTH WE EXPECT

Online information and transactional services, as well as the convergence of wireless and Internet technologies, are developing markets. Our future growth and profitability will depend, in part, upon consumer acceptance of online information and transactional services in general and a significant expansion in the consumer market for the delivery of such services via mobile phones and other wireless devices. Even if these markets experience substantial growth, there can be no assurance that our products and services will be commercially successful or will benefit from such growth. Further, even if initially successful, any continued development and expansion of the market for our products and services will depend in part upon our ability to create and develop additional products and adjust existing products in accordance with changing consumer preferences, all at competitive prices. Our failure to develop new products and generate revenues could have a material adverse effect on our financial condition and operating results.

WE COMPETE AGAINST LARGER, WELL KNOWN COMPANIES WITH GREATER RESOURCES

The market for wireless data services is highly competitive and involves rapid innovation and technological change, shifting consumer preferences and frequent new product and service introductions. Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have. Increased competition in the market for our products and services could limit our ability to expand and materially and adversely affect our results from operations.

The principal competitive factors in both the Internet-based and wireless services industries include content, product features and quality, ease of use, access to distribution channels, brand recognition, reliability and price. We believe that potential new competitors, including large multimedia and information system companies, are increasing their focus on wireless data delivery. We face competition from numerous services delivered through the Internet to personal computers. Although in its infancy, the wireless arena also has its competitors, such as Semotus Solutions, Inc., I3 Mobile, Inc., Aether Systems, Inc., 724 Solutions, Inc., Everypath, and Infospace. We expect competition to increase from existing competitors and from new competitors, including telecommunications companies.

The market data and other content provided in our products is generally licensed through non-exclusive content distribution agreements. While we are not dependent on any single content provider, existing and potential competitors may enter into agreements with these and other such providers and thereby acquire the ability to deliver online information substantially similar to those provided by us.

WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE OFFICERS AND SEVERAL TECHNICAL EMPLOYEES, THE LOSS OF ANY OF WHOM COULD HAVE AN ADVERSE IMPACT ON OUR FUTURE OPERATIONS

We believe that, due to the rapid pace of innovation within our industry, factors such as the technological and creative skills of our personnel are more important in establishing and maintaining a leadership position within the industry than legal protections of our technology. We are dependent on our ability to recruit, retain and motivate high quality personnel. However, competition for such personnel is intense and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect our business, operating results and financial condition. We maintain and are the sole beneficiary of a key-person life insurance policy on the life of (1) Mr. Sebastian E. Cassetta, our Chief Executive Officer, in the amount of $1,000,000 and (2) Mr. Mario F. Rossi, our Executive Vice President of Technology, in the amount of $500,000. The loss of the services of either Mr. Cassetta or Mr. Rossi would have a material adverse effect upon our business, financial condition and results of operations.

PROVISIONS IN OUR CHARTER MAY MAKE IT MORE DIFFICULT FOR A PERSON TO ACQUIRE US AT A PREMIUM TO OUR CURRENT MARKET VALUE

Our charter restricts the ability of our stockholders to call a stockholders' meeting and provides that our stockholders may not act by written consent. Additionally, our Board of Directors is divided into three classes with each class being elected by our stockholders in different years. Our charter restricts the ability of our stockholders to change the number of directors and classes of our Board of Directors. These provisions may have the effect of deterring or delaying certain transactions involving an actual or potential change in control of SmartServ, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests.

YOUR OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE HAVE ISSUED, AND MAY CONTINUE TO ISSUE, A SUBSTANTIAL NUMBER OF SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK


We have issued common stock, options, warrants and convertible notes to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At January 15, 2003, there were $392,000 of our prepaid warrants outstanding that were then convertible into 461,393 shares of our common stock. Additionally, we have issued convertible debt and warrants to investors and consultants and granted options to employees for the purchase of 6,527,393 shares of our common stock. Except for 1,205,000 shares subject to employee stock options, substantially all of such shares have been registered for resale under the Securities Act. Additional shares are available for sale under Rule 144 of the Securities Act. Sales of these shares or the market's perception that sales could occur may cause the market price of our common stock to fall and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate or to use equity securities as consideration for future acquisitions.


IN THE PAST WE HAVE RELIED UPON DEBT AND EQUITY FINANCING TO SUSTAIN OUR OPERATIONS AND MAY CONTINUE TO DO SO IN THE NEAR FUTURE

In the past we have relied upon debt and equity financing to sustain our operations. Although we are currently attempting to sell SmartServ securities to support our operations, the current economic climate, as well as our current operating and financial condition, makes it difficult to locate purchasers. If we are unable to sell a sufficient number of SmartServ securities, we may be unable to sustain our operations for an extended period of time. Even if there are potential investors currently willing to purchase our securities, we will need additional investment in the future. We can give no assurance that we will be able to raise sufficient capital now or in the future through the sale of SmartServ securities to support our operations.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS

SmartServ has designed and developed its own "device agnostic" information platform, made up of its patent-pending W2W MiddlewareTM and its content and processing engines. This platform is comprised of the W2W MiddlewareTM, based on the Windows NT operating system and the authorization, quote, news and transaction engines, based on Hewlett-Packard Company's Unix operating system and Oracle Corp.'s version 9i parallel server database. This platform supports a wide array of browsers and client side environments operating on wireless and wired networks.

SmartServ relies upon a combination of contract provisions, trade secret, patent, trademark and copyright laws to protect its proprietary rights. SmartServ licenses its products and related services under agreements that contain terms and conditions prohibiting the unauthorized use or reproduction of those products and services. Although SmartServ intends to protect its rights vigorously, there can be no assurance that any of the foregoing measures will be successful.

We believe that our registered marks "SmartServ Online", "SmartServ" and "MobileMarkets" have significant value and are important to the marketing of our services. There can be no absolute assurance, however, that our marks do not or will not violate the proprietary rights of others, that our marks would be upheld if challenged or that we would not be prevented from using our marks, any of which could have an adverse effect on us. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our marks.

SmartServ believes that none of its products, services, trademarks or other proprietary rights infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in litigation.

WE ARE INVOLVED IN SEVERAL PENDING LEGAL PROCEEDINGS WHICH, IF RESOLVED AGAINST US, COULD CAUSE DILUTION TO OUR STOCKHOLDERS AND HAVE A MATERIAL NEGATIVE IMPACT ON OUR OPERATIONS


On or about June 4, 1999, Michael Fishman, our former Vice President of Sales, commenced an action against us, Sebastian E. Cassetta (our Chairman of the Board and Chief Executive Officer), Steven Francesco (our former President) and four
others  in  the  Connecticut   Superior  Court  for  the  Judicial

District of Stamford/Norwalk at Stamford alleging breach of his employment contract, breach of duty of good faith and fair dealing, fraudulent misrepresentation, negligent misrepresentation, intentional misrepresentation and failure to pay wages. The complaint does not specify the amount of damages sought by the plaintiff. The defendants have answered the complaint and filed counterclaims for fraudulent inducement and breach of contract. The fraud and misrepresentation claims have been dismissed. The trial of this matter, as to liability only, is scheduled to commence on January 22, 2003. If the plaintiff is successful, the damages claims will be tried at a later date. Although we are vigorously defending this action, there can be no assurance that we will be successful. The unfavorable outcome of such action could have a material adverse effect on our results of operations, financial condition and cash flows.

On or about February 29, 2000, Commonwealth Associates, L.P. ("Commonwealth") filed a complaint against us in the Supreme Court of the State of New York, County of New York. The complaint alleges that on or about August 19, 1999, Commonwealth and SmartServ entered into an engagement letter pursuant to which Commonwealth was to provide financial advisory and investment banking services to SmartServ in connection with a possible combination between SmartServ and Data Link Systems Corporation. The engagement letter provided for a nonrefundable fee of $15,000 payable in cash or common stock at SmartServ's option. The complaint alleges that SmartServ elected to pay the fee in stock and seeks 13,333 shares of common stock or at least $1,770,000 together with interest and costs. We have denied the material allegations of the complaint, including the allegation that we elected to pay in stock. A trial was held in New York Supreme Court on November 7 and 8, 2002. The parties have filed post-trial pleadings and are awaiting the decision of the court. Although we have vigorously defended this action, there can be no assurance that we will be successful. The unfavorable outcome of such action could have a material adverse effect on our results of operations, financial condition and cash flows.


              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                   THE COMPANY

         SmartServ commenced operations on August 20, 1993, and had its initial public offering on March 21, 1996. SmartServ offers wireless applications, development and hosting services that allow enterprises, wireless carriers and financial services firms to deliver content to their work forces and customers. SmartServ's products deliver proprietary information, as well as delayed and real-time financial market data, business and financial news, national weather reports and other business and entertainment information in a user-friendly manner.

         SmartServ delivers mobile data solutions designed to generate additional revenue, increase operating efficiency, and extend brand awareness for wireless carriers, enterprises and content providers. SmartServ offers standard and custom-built applications designed for a vast array of wireless platforms and devices. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition, QUALCOMM's Binary Runtime Environment for Wireless(TM) architecture, WAP and SMS, as well as RIM Blackberry and Pocket PC devices.

         SmartServ's plan of operation focuses on licensing our applications and related services to wireless carriers and financial services firms. For wireless carriers, SmartServ delivers data and branded content that can increase wireless data revenue and customer retention. For financial services firms, we offer solutions that can increase productivity and customer retention through the mobile delivery of proprietary data, as well as market data and other useful content. Management believes that SmartServ's primary source of revenues will be derived from revenue-share licensing contracts with its wireless carrier and financial services customers.

         Currently SmartServ's customer and distribution relationships exist across a network of wireless carriers, strategic partners and a major financial institution, including Verizon Wireless, AT&T Wireless, Nextel, Motorola, U.S. Cellular, QUALCOMM, TELUS Mobility and Salomon Smith Barney. SmartServ also offers content branded by Forbes.com, BusinessWeek Online, Dow Jones, The Wall Street Journal Online, and S&P Comstock.


                               RECENT DEVELOPMENTS


         In May 2002, SmartServ commenced an effort to realign its infrastructure and related overhead. As part of this effort, SmartServ closed its United Kingdom and Hong Kong sales offices and downsized domestic operations through staff and other cost reductions. Personnel have been reduced from 66 in May 2002 to 44 in January 2003. SmartServ will continue to analyze costs related to infrastructure, personnel, and other expenses and make appropriate adjustments as necessary.


                                 USE OF PROCEEDS

         Each selling stockholder is selling all of the shares covered by this prospectus for his, her or its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will, however, receive $55,246 if all of the warrants for the underlying shares of common stock being registered are exercised. We expect to use these proceeds, if any, for general corporate purposes.

                              SELLING STOCKHOLDERS


         The shares being registered are shares of common stock underlying non-callable warrants issued in a June 5, 2002 private placement and shares of common stock which have been issued pursuant to the exercise of non-callable warrants issued in the June 5, 2002 private placement. On June 5, 2002, each of the selling stockholders was issued a non-callable warrant exercisable for 98,214 shares of common stock at $1.47 per share. Each of the non-callable warrants expire on June 5, 2007, provide for equivalent adjustments in the event of stock splits, dividends or similar events, and provide that in the event of a consolidation, merger or pro-rata distribution of cash or property, the selling stockholders will be entitled to receive cash or property as if they owned common stock of SmartServ. The non-callable warrants also provide that their exercise price be adjusted downwards if SmartServ engages in sales of its common stock, or other securities convertible or exercisable into its common stock, at a price per share less than the exercise price of the non-callable warrants.

         On September 9, 2002, SmartServ sold warrants exercisable at $.85 per share as part of units consisting of common stock and warrants. This sale triggered the anti-dilution provisions of the non-callable warrants owned by the selling stockholders. Therefore, the non-callable warrants owned by each of the selling stockholders were exercisable for 169,853 shares of SmartServ common stock at $.85 per share as of September 9, 2002. SmartServ is registering the shares being sold by the selling stockholders pursuant to a registration rights agreement entered into by SmartServ and the selling stockholders on June 5, 2002. Pursuant to the registration rights agreement, SmartServ is required to file a registration statement registering 125% of the total number of shares the selling stockholders may sell at any time that the number of shares the selling stockholders beneficially own is greater than 85% of the total number of shares registered for resale by the selling stockholders.

         Subsequent to September 9, 2002, Bonanza Master Fund, Ltd. exercised its non-callable warrants and was issued 169,853 shares of SmartServ common stock and Vertical Ventures Investments LLC partially exercised its non-callable warrants and was issued 35,000 shares of SmartServ common stock.

         The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of January 15, 2003, the number of shares of common stock being offered by the selling stockholders, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder's percentage ownership of SmartServ common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby.

         The shares being offered for resale by the selling stockholders consist of shares of common stock underlying non-callable warrants issued in a June 5, 2002 private placement and shares of common stock which have been issued pursuant to the exercise of non-callable warrants issued in the June 5, 2002 private placement. The non-callable warrants are subject to certain anti-dilution adjustments and the number registered is an estimate of the number of shares that will be issued upon exercise of such warrants. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.



                                                                              Beneficial         Percent of
                                              Shares of       Shares of       Ownership         Class Owned
                                             Common Stock      Common        After Offering    After Offering
                                             Beneficially      Stock         if All Shares     if All Shares
       Selling Stockholders                     Owned        to be Sold        are Sold          are Sold
---------------------------------------      -------------  ------------   ----------------   --------------
Vertical Ventures Investments LLC(1)            134,853         64,995          0(3)                *
Bonaza Master Fund, Ltd (2)                      22,532         22,532          0                   *
Total                                           157,385         87,527          0                   *


---------------
* Less than 1%.

1. We have been advised by Vertical Ventures Investments LLC that Joshua Silverman, an authorized signatory of Vertical Ventures Investments LLC, has voting and investment control over the securities beneficially owned by Vertical Ventures Investments LLC. Shares of common stock beneficially owned consists of non-callable warrants. Shares of common stock to be sold consists of 22,532 shares of common stock issuable upon exercise of non-callable warrants and 42,463 shares of common stock issuable upon potential anti-dilution adjustments to the non-callable warrants.

2. We have been advised by Bonanza Master Fund Ltd. that Bernay Box is the controlling person of Bonanza Master Fund LLC. Shares of common stock beneficially owned and to be sold consist of 22,532 shares of common stock.
3. Assumes that 112,321 shares of common stock underlying non-callable warrants registered under registration statement number 333-90852 will also be sold.


                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o  privately negotiated transactions;
         o  short sales;

         o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
         o  a  combination  of any such methods of sale;  and
         o  any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has informed SmartServ that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         SmartServ is required to pay all fees and expenses incident to the registration of the shares. SmartServ has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         SmartServ has agreed to indemnify the selling stockholders and their directors, officers, shareholders, partners, employees and agents for any liability that any such person may incur because of any breach of the securities purchase agreement or any action brought against such persons due to the execution of the securities purchase agreement and the documents relating to the securities purchase agreement. SmartServ will also indemnify each of the persons indicated in the immediately preceding sentence for legal fees and other expenses incurred in connection with a breach of the securities purchase agreement or an action relating to the securities purchase agreement brought against such person.


         With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

         o for any breach of a director's duty of loyalty to the corporation or its stockholders,
         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
         o for any transaction from which a director derived an improper personal benefit.

         The Amended and Restated Certificate of Incorporation of SmartServ provides for the elimination of the liability of directors to the extent permitted by the DGCL.

         Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. SmartServ's by-laws entitle officers and directors of SmartServ to indemnification to the fullest extent permitted by the DGCL.

         SmartServ has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, SmartServ maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SmartServ pursuant to the provisions described above, or otherwise, SmartServ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SmartServ of expenses incurred or paid by a director, officer or controlling person of SmartServ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SmartServ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have  filed  with the SEC a  registration  statement  on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits filed as part of that registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 filed with the SEC on November 18, 2002
         o Current Report on Form 8-K dated September 9, 2002 filed with the SEC on September 13, 2002
         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002
         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 filed with the SEC on May 17, 2002

         o Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001 filed with the SEC on April 30, 2002
         o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the SEC on April 16, 2002
         o The description of SmartServ's common stock contained in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (333-34940) filed with the SEC on January 31, 2002

         You may request a copy of these filings, at no cost, by writing to us at our executive offices at One Station Place, Stamford, CT 06902, Attention:
Thomas W. Haller, or by calling us at (203) 353-5950.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.

                                     EXPERTS


         The consolidated financial statements of SmartServ Online, Inc. appearing in SmartServ Online, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about SmartServ's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


============================================    ============================================


                                                           SMARTSERV ONLINE, INC.



                                                               87,527 SHARES OF
                                                                 COMMON STOCK



     We have not  authorized any dealer,
salesperson  or any other person to give
any information or to represent anything
not  contained in this  prospectus.  You
must  not   rely  on  any   unauthorized
information.  This  prospectus  does not
offer to sell or buy any  shares  in any
jurisdiction  where it is unlawful.  The
information   in  this   prospectus   is
current as of January 24, 2003



       __________________________                       __________________________

                                                                PROSPECTUS
       __________________________                       __________________________


============================================    ============================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.


              Filing fee for registration statement ...........$       8.15
              Legal fees and expenses  ........................$   5,000.00
              Accounting expenses..............................$   5,000.00
              Miscellaneous....................................$     991.85
              Total............................................$  11,000.00



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated by reference to the Company's Registration Statement on Form S-3 filed October 8, 2002 (Registration Number 333-100417), under "Item 15. Indemnification of Directors and Officers" on page II-1.


ITEM 16.  EXHIBITS.

Exhibit   Description
-------   -----------


4.1       Specimen Certificate of SmartServ's Common Stock*
4.2 Securities Purchase Agreement dated as of May 20, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
4.3 Amendment No. 1 to Securities Purchase Agreement dated as of June 4, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
4.4       Form of non-callable warrant**
4.5 Registration Rights Agreement dated as of June 5, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
5         Opinion of Jenkens & Gilchrist  Parker  Chapin  LLP***
23.1      Consent of Ernst & Young  LLP***
23.2      Consent of Jenkens & Gilchrist  Parker Chapin LLP (included in
          Exhibit 5)***
24        Power of Attorney (included on page II-3)***


---------

* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration Number 333-114)
** Filed as an exhibit to the Company's registration statement on Form S-3 (Registration Number 333-90852)
***       Previously filed


ITEM 17.  UNDERTAKINGS.

         Incorporated by reference to the Company's Registration Statement on Form S-3 filed September 30, 2002 (Registration Number 333-100417), under "Item
17. Undertakings" on page II-2.

                               SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on January 24, 2003.


                                                 SmartServ Online, Inc.


                                                 By:  /s/ Thomas W. Haller
                                                      --------------------------
                                                      Thomas W. Haller
                                                      Senior Vice President and
                                                      Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                                  Date
         ---------                                 -----                                  ----
    /s/ Sebastian E. Cassetta*            Chairman of the Board,                  January 24, 2003
    --------------------------            Chief Executive Officer,
    Sebastian E. Cassetta                 and Director



    /s/ Thomas W. Haller                  Senior Vice President and               January 24, 2003
    ------------------------              Chief Financial Officer
    Thomas W. Haller                      (Chief Financial and
                                          Accounting Officer)


    /s/ Mario F. Rossi*                   Executive Vice President,               January 24, 2003
    Mario F. Rossi                        Chief Technology Officer
    --------------------------            and Director


    /s/ Stephen Lawler*                   Director                                January 24, 2003
    --------------------------
    Stephen Lawler


    /s/ L. Scott Perry*                   Director                                January 24, 2003
    --------------------------
    L. Scott Perry


    /s/ Robert H. Steele*                 Director                                January 24, 2003
    --------------------------
    Robert H. Steele


                                      II-2


    /s/ Catherine Cassel Talmadge*        Director                                January 24, 2003
    ------------------------------
    Catherine Cassel Talmadge


    /s/ Charles R. Wood*                  Director                                January 24, 2003
    ------------------------------
    Charles R. Wood


*By:  /s/ Thomas W. Haller
    ------------------------------
       Thomas W. Haller as
       Attorney-in-Fact


                                  EXHIBIT INDEX


Exhibit   Description
-------   -----------


4.1       Specimen Certificate of SmartServ's Common Stock*
4.2 Securities Purchase Agreement dated as of May 20, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
4.3 Amendment No. 1 to Securities Purchase Agreement dated as of June 4, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
4.4       Form of non-callable warrant**
4.5 Registration Rights Agreement dated as of June 5, 2002 among SmartServ, Vertical Ventures Investments LLC and Bonanza Master Fund**
5         Opinion of Jenkens & Gilchrist  Parker  Chapin  LLP***
23.1      Consent of Ernst & Young  LLP***
23.2      Consent of Jenkens & Gilchrist  Parker Chapin LLP (included in
          Exhibit 5)***
24        Power of Attorney (included on page II-3)***


---------

* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration Number 333-114)
** Filed as an exhibit to the Company's registration statement on Form S-3 (Registration Number 333-90852)
***       Previously filed